BITFRONTIER CAPITAL HOLDINGS, INC.

RELATED PARTY PROMISSORY NOTE

December 7, 2017

$6,000.00 USD

12% Interest

Payable on Demand

FOR VALUE RECEIVED, the undersigned BitFrontier Capital Holdings, Inc., a Wyoming Corporation (the "Issuer"), hereby promise to pay to the order of Spencer Payne or its assignee(s) (the "Note Holder(s)") six thousand dollars ($6,000.00) USD DUE UPON DEMAND by the note holder after the execution of this Promissory Note.  The Note will be paid according to the following terms and conditions:

1.Promise to Pay: Upon demand by the “Note Holder”, the Issuer promises to pay six thousand dollars ($6,000.00) USD for monies given to the Issuer, from the date hereof, to compensate the Note Holder for the actual amount paid to the Issuer, BitFrontier Capital Holdings, Inc., as well as interest calculated using the simple annual interest rate of twelve percent (12%).  This Promissory Note is fully assignable by the Note Holder.

2.Responsibility: The Issuer is irrevocably responsible and liable for paying the full amount due on this Promissory Note on demand.

3.Interest shall begin accruing immediately at the rate of 12% per annum.

4.Default: If for any reason the Issuer fails to make the payment on time, then the Issuer shall be in default.  The Note Holder can then demand immediate payment of the entire remaining unpaid balance of this Promissory Note, without giving anyone further notices.  If the Issuer has not paid the full amount of the Promissory Note when the final payment is due, then the issuer shall pay to the holder a 12% default fee equal to the principal and any accrued interest owed, multiplied by 12%.

5.Collection fees: If this note is placed with an attorney for collection, then the Issuer agrees to pay an attorney's fee of fifteen percent (15%) of the unpaid balance.  This fee will be added to the unpaid balance of the Note.

6.Assignment:  This instrument may be assigned in total or in any portion thereof without penalty to either the assigning DEBT HOLDER or the assignee DEBT HOLDER.

7.Assistance:  The obligor of this instrument shall assist holder in assignment of the Note to any designee that holder designates.

8.The parties agree that should any litigation arise in enforcing this instrument or any terms thereof, the jurisdiction shall be a court of original jurisdiction in Fredericksburg, Virginia.

9.The parties agree that should any litigation arise in enforcing this instrument or any terms thereof, the issuer/obligor shall make payment in advance to holder of one thousand five hundred dollars for court costs including, but not limited to, the filing of a complaint for enforcement.

IN WITNESS WHEREOF, the Issuers have executed and delivered this Note on the date first above written.

Lender/Holder:

_________________

Spencer Payne

President, CEO, CFO, Secretary and Chairman of the Board

BitFrontier Capital Holdings, Inc.

1320 Central Park Blvd. Suite 200

Fredericksburg VA 22401

(540) 736-3069

Borrower/Issuer:

_________________

Spencer Payne

President, CEO, CFO, Secretary and Chairman of the Board

BitFrontier Capital Holdings, Inc.

1320 Central Park Blvd. Suite 200

Fredericksburg VA 22401

(540) 736-3069

BITFRONTIER CAPITAL HOLDINGS, INC.

RELATED PARTY PROMISSORY NOTE

December 12, 2017

$4,000.00 USD

12% Interest

Payable on Demand

FOR VALUE RECEIVED, the undersigned BitFrontier Capital Holdings, Inc., a Wyoming Corporation (the "Issuer"), hereby promise to pay to the order of Spencer Payne or its assignee(s) (the "Note Holder(s)") four thousand dollars ($4,000.00) USD DUE UPON DEMAND by the note holder after the execution of this Promissory Note.  The Note will be paid according to the following terms and conditions:

1.Promise to Pay: Upon demand by the “Note Holder”, the Issuer promises to pay four thousand dollars ($4,000.00) USD for monies given to the Issuer, from the date hereof, to compensate the Note Holder for the actual amount paid to the Issuer, BitFrontier Capital Holdings, Inc., as well as interest calculated using the simple annual interest rate of twelve percent (12%).  This Promissory Note is fully assignable by the Note Holder.

2.Responsibility: The Issuer is irrevocably responsible and liable for paying the full amount due on this Promissory Note on demand.

3.Interest shall begin accruing immediately at the rate of 12% per annum.

4.Default: If for any reason the Issuer fails to make the payment on time, then the Issuer shall be in default.  The Note Holder can then demand immediate payment of the entire remaining unpaid balance of this Promissory Note, without giving anyone further notices.  If the Issuer has not paid the full amount of the Promissory Note when the final payment is due, then the issuer shall pay to the holder a 12% default fee equal to the principal and any accrued interest owed, multiplied by 12%.

5.Collection fees: If this note is placed with an attorney for collection, then the Issuer agrees to pay an attorney's fee of fifteen percent (15%) of the unpaid balance.  This fee will be added to the unpaid balance of the Note.

6.Assignment:  This instrument may be assigned in total or in any portion thereof without penalty to either the assigning DEBT HOLDER or the assignee DEBT HOLDER.

7.Assistance:  The obligor of this instrument shall assist holder in assignment of the Note to any designee that holder designates.

8.The parties agree that should any litigation arise in enforcing this instrument or any terms thereof, the jurisdiction shall be a court of original jurisdiction in Fredericksburg, Virginia.

9.The parties agree that should any litigation arise in enforcing this instrument or any terms thereof, the issuer/obligor shall make payment in advance to holder of one thousand five hundred dollars for court costs including, but not limited to, the filing of a complaint for enforcement.

IN WITNESS WHEREOF, the Issuers have executed and delivered this Note on the date first above written.

Lender/Holder:

_________________

Spencer Payne

President, CEO, CFO, Secretary and Chairman of the Board

BitFrontier Capital Holdings, Inc.

1320 Central Park Blvd. Suite 200

Fredericksburg VA 22401

(540) 736-3069

Borrower/Issuer:

_________________

Spencer Payne

President, CEO, CFO, Secretary and Chairman of the Board

BitFrontier Capital Holdings, Inc.

1320 Central Park Blvd. Suite 200

Fredericksburg VA 22401

(540) 736-3069